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                                                                    Exhibit 23.1


                              ACCOUNTANTS' CONSENT



Board of Directors
First National Corporation

         We consent to the incorporation by reference, in First National Corporation's Registration Statement on Form S-8 with respect to the First National Corporation 1999 Stock Option Plan, of our report dated February 2, 1999 (except for Note 26, as to which the date is March 4, 1999), included in First National Corporation's 1998 Annual Report on Form 10-K.

/s/ J. W. Hunt and Company, LLP
-------------------------------
J. W. Hunt and Company, LLP


Columbia, South Carolina
March 22, 2000